UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2010 (August 5, 2010)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The stockholders of Keating Capital, Inc. (the “Company”) approved, at the annual meeting of stockholders held May 21, 2010, the declassification of the Board of Directors effective beginning with the 2011 annual stockholders’ meeting.  By virtue of this declassification, each director will hold his position until the next annual meeting of stockholders or his earlier resignation or removal.

On August 5, 2010, the Board of Directors took various actions to implement this declassification so that stockholders will vote for the election of all 5 director positions at the upcoming 2011 annual stockholders’ meeting.  Specifically, each of the current directors separately resigned and was reappointed by the remaining directors for a term expiring at the 2011 annual stockholders’ meeting.  These actions did not result in a change in the composition of the Board of Directors and the following individuals will continue to serve as directors until the 2011 meeting of the stockholders:

Andrew S. Miller
J. Taylor Simonton
Ranjit P. Mankekar
Timothy J. Keating
William F. Owens

Biographical and other information for each of the above directors and our Board of Directors is included in our 2010 Proxy Statement filed with the Securities and Exchange Commission on April 28, 2010, and such information is included herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2010, the Board of Directors of the Company amended the Company’s Bylaws (the “Amendment”), to eliminate any reference to a classified board structure or classified board terms.  The Amendment was adopted to conform with the elimination of classified director terms effective beginning with the 2011 annual stockholders’ meeting.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws dated August 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 9, 2010	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer